Exhibit 10.15

EXECUTION VERSION

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of May 28, 2014 (the “Effective Date”), by and between Vine Oil & Gas GP LLC, a Delaware limited liability company (the “Company”), and Eric Marsh (the “Executive”).

W I T N E S S E T H :

WHEREAS, the Company desires to employ Executive and to enter into this Agreement embodying the terms of such employment, and Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows:

Section 1.    Definitions. Capitalized terms not otherwise defined in this Agreement shall have the meaning set forth on Appendix A, attached hereto.

Section 2.    Acceptance and Term of Employment.

The Company agrees to employ Executive, and Executive agrees to serve the Company, on the terms and conditions set forth herein. The Initial Term of Employment shall commence on the Effective Date and continue until the Determination Date (as defined below), unless earlier terminated as provided in Section 8 hereof. On the Determination Date, the Term of Employment shall automatically be extended until Executive’s employment is terminated by either party pursuant to Section 8; provided, however, that either party hereto may elect not to so extend this Agreement by giving written notice to the other party prior to the Determination Date. Notwithstanding the foregoing, the Term of Employment shall automatically be extended indefinitely until terminated pursuant to Section 8 if the Company consummates an acquisition of a business or operational assets (an “Acquisition”). For purposes hereof, the “Determination Date” is the second anniversary of the Effective Date; provided, however, that if the Company has not consummated an Acquisition before the second anniversary of the Effective Date but is, as of such date, party to an agreement to consummate an Acquisition (an “Acquisition Agreement”), the Determination Date shall be extended until the Acquisition Agreement is terminated or expires, at which point either party may elect within 30 days after such extended Determination Date not to extend this Agreement by giving written notice to the other party. For the sake of clarity, the Term of Employment shall automatically be extended if the transactions contemplated by an Acquisition Agreement are, in fact, consummated.

Section 3.    Position, Duties, and Responsibilities; Place of Performance.

(a)    Position, Duties, and Responsibilities. During the Term of Employment, Executive shall be employed and serve as the Chief Executive Officer of the Company Group (together with such other position or positions consistent with Executive’s title as the Board shall specify from time to time) and shall have such duties and responsibilities commensurate with such title, including managing the day-to-day business activities of the Company (subject to operating guidelines and budgets established by the Board from time to time). Executive also agrees to serve as an officer and/or director of any other member of the Company Group, in each case without additional compensation.

(b)    Performance. Executive shall devote Executive’s full business time, attention, skill, and best efforts to the performance of Executive’s duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment, including, without limitation, any activity that (x) conflicts with the interests of the Company or any other member of the Company Group, (y) interferes with the proper and efficient performance of Executive’s duties for the Company, or (z) interferes with Executive’s exercise of judgment in the Company’s best interests. Notwithstanding the foregoing, nothing herein shall preclude Executive from (i) serving, with the prior written consent of the Board, as a member of the boards of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing Executive’s personal investments and affairs; provided, however, that the activities set out in clauses (i), (ii), and (iii) shall be limited by Executive so as not to materially interfere, individually or in the aggregate, with the performance of Executive’s duties and responsibilities hereunder. Further, the Company acknowledges that in connection with his employment hereunder, Blackstone Energy Partners L.P. (“Blackstone”) will appoint Executive to serve as a Senior Advisor of Blackstone, which appointment may also include service as a board member of one or more other portfolio companies of Blackstone and its affiliates (the “Advisor Appointment”), and agrees that Executive may provide services in connection with the Advisor Appointment during the Term of Employment, and that the provision of any such services shall not be in conflict with, or otherwise prohibited by, the provisions of this Agreement.

(c)    Principal Place of Employment. Executive’s principal place of employment shall be in Plano, Texas, although Executive understands and agrees that Executive may be required to travel from time to time for business reasons.

Section 4.    Compensation.

During the Term of Employment, Executive shall be entitled to the following compensation:

(a)    Base Compensation. Executive shall be provided annualized Base Compensation, payable in accordance with the regular payroll practices of the Company, of $350,000, with adjustments, if any, as may be approved in writing by the Board.

(b)    Annual Bonus. Following the consummation of an Acquisition, Executive shall be eligible to earn an annual bonus with respect to each fiscal year of the Company ending during the remaining Term of Employment (pro-rated for any fractional years) (the “Annual Bonus”), subject to Section 8. The Annual Bonus may be an amount up to two times Base Compensation and the Board may, in its sole discretion, require Executive to reinvest (subject to Section 4.4 of the LP Agreement, excluding the first sentence thereof) a significant (e.g., 30-50%) portion of the after-tax proceeds thereof. The amount of the Annual Bonus opportunity and the related performance metrics shall be determined by the Board, after consultation with

Executive, based upon the value of the assets held by the Company and its subsidiaries, Blackstone precedent for similar partnerships (including taking into account the size of, and awards under, the Incentive Plan) and other factors as determined by the Board. The Annual Bonus, to the extent earned, shall be paid in the calendar year following the applicable performance year promptly after delivery of the Company’s audited financial statements for the relevant performance year.

(c)    Equity Grant. In connection with his employment hereunder, on or as soon as practicable following the Effective Date, Executive will be granted, pursuant to the terms of the Incentive Plan, 40% of the number of Class A Units (as defined in the LP Agreement, and are intended to be “profits interests” for U.S. tax purposes) that have been reserved for issuance under the Incentive Plan. Executive’s Class A Units shall be subject to the terms and conditions of the LP Agreement, the Incentive Plan and an award agreement evidencing such grant of Class A Units.

Section 5.    Employee Benefits.

During the Term of Employment, Executive shall be entitled to participate in health, insurance, retirement, and other benefits provided generally to similarly situated employees of the Company. Executive shall also be entitled to the same number of holidays, vacation days, and sick days, as well as any other benefits, in each case as are generally allowed to similarly situated employees of the Company in accordance with the Company policy as in effect from time to time. Nothing contained herein shall be construed to limit the Company’s ability to amend, suspend, or terminate any employee benefit plan or policy at any time without providing Executive notice, and the right to do so is expressly reserved.

Section 6.    Insurance.

(a)    At any time during the Term of Employment, the Company shall have the right to insure the life of Executive for the sole benefit of the Company, in such amounts, and with such terms, as it may determine. All premiums payable thereon shall be the obligation of the Company. Executive shall have no interest in any such policy, but agrees to cooperate with the Company in procuring such insurance by submitting to physical examinations, supplying all information required by the insurance company, and executing all necessary documents, provided that no financial obligation is imposed on Executive by any such documents.

(b)    During the Term of Employment and for a period of two years thereafter, Executive shall be covered under a directors and officers insurance policy in amounts, and on terms and conditions, no less favorable than those policies made available by the Company to any member of the Board.

Section 7.    Reimbursement of Business Expenses.

Executive is authorized to incur reasonable business expenses in carrying out Executive’s duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such reasonable business expenses, subject to documentation in accordance with the Company’s policy, as in effect from time to time.

Section 8.    Termination of Employment.

(a)    General. The Term of Employment shall terminate upon the earliest to occur of (i) Executive’s death, (ii) a termination by reason of a Disability, (iii) a termination by the Company with or without Cause, (iv) a termination by Executive with or without Good Reason and (v) non-renewal of the Initial Term of Employment. Upon any termination of Executive’s employment for any reason, except as may otherwise be requested by the Company in writing and agreed upon in writing by Executive, Executive shall resign from any and all directorships, committee memberships, and any other positions Executive holds with the Company or any other member of the Company Group. Notwithstanding anything herein to the contrary, the payment (or commencement of a series of payments) hereunder of any nonqualified deferred compensation (within the meaning of Section 409A of the Code) upon a termination of employment shall be delayed until such time as Executive has also undergone a “separation from service” as defined in Treas. Reg. 1.409A-1(h), at which time such nonqualified deferred compensation (calculated as of the date of Executive’s termination of employment hereunder) shall be paid (or commence to be paid) to Executive on the schedule set forth in this Section 8 as if Executive had undergone such termination of employment (under the same circumstances) on the date of Executive’s ultimate “separation from service.”

(b)    Termination Due to Death or Disability. Executive’s employment shall terminate automatically upon Executive’s death. The Company may terminate Executive’s employment immediately upon the occurrence of a Disability, such termination to be effective upon Executive’s receipt of written notice of such termination. Upon Executive’s death or in the event that Executive’s employment is terminated due to Executive’s Disability, Executive or Executive’s estate or Executive’s beneficiaries, as the case may be, shall be entitled to:

(i)    The Accrued Obligations;

(ii)    A pro rata portion of the Annual Bonus (based on the portion of the fiscal year Executive was employed by the Company) that would have been paid to Executive if his employment had not been terminated, which bonus shall be paid in accordance with Section 4(b);

(iii)    The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term; and

(iv)    To the extent permissible under the Company’s group health plan, continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company.

Following Executive’s death or a termination of Executive’s employment by reason of a Disability, except as set forth in this Section 8(b), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(c)    Termination by the Company for Cause.

(i)    The Company may terminate Executive’s employment at any time for Cause, effective upon Executive’s receipt of written notice of such termination; provided, however, that with respect to any Cause termination relying on clause (ii) or (vi) of the definition of Cause, to the extent that such act or acts or failure or failures to act are curable, Executive shall be given not less than ten (10) days’ written notice by the Board of the Company’s intention to terminate him for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based, and such termination shall be effective at the expiration of such ten (10) day notice period unless Executive has fully cured such act or acts or failure or failures to act that give rise to Cause during such period.

(ii)    In the event that the Company terminates Executive’s employment for Cause, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment for Cause, except as set forth in this Section 8(c), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(d)    Termination by the Company without Cause. The Company may terminate Executive’s employment at any time during the Term of Employment without Cause, effective upon Executive’s receipt of written notice of such termination. In the event that Executive’s employment is terminated by the Company without Cause (other than due to death or Disability) during the Term of Employment, Executive shall be entitled to:

(i)    The Accrued Obligations;

(ii)    A pro rata portion of the Annual Bonus (based on the portion of the fiscal year Executive was employed by the Company) that would have been paid to Executive if his employment had not been terminated, which bonus shall be paid in accordance with Section 4(b);

(iii)    The Severance, payable in ratable installments in accordance with the Company’s regular payroll practices during the Severance Term; and

(iv)    To the extent permissible under the Company’s group health plan, continuation, during the Severance Term (or if earlier, until the date that Executive becomes eligible to receive any health benefits as a result of subsequent employment or service during the Severance Term), of health benefits provided to Executive and Executive’s dependents immediately prior to such termination, at the same cost applicable to active employees of the Company.

Notwithstanding the foregoing, the payments and benefits described in clauses (ii) and (iii) above shall immediately terminate, and the Company shall have no further obligations to Executive with respect thereto, in the event that Executive breaches any provision of the Non-Interference Agreement. Following such termination of Executive’s employment by the Company without Cause, except as set forth in this Section 8(d), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment by the Company without Cause shall be receipt of the Severance Benefits.

(e)    Termination by Executive with Good Reason. Executive may terminate Executive’s employment with Good Reason during the Term of Employment by providing the Company ten (10) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. During such ten (10) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Executive’s termination will be effective upon the expiration of such cure period, and Executive shall be entitled to the same payments and benefits as provided in Section 8(d) hereof for a termination by the Company without Cause, subject to the same conditions on payment and benefits as described in Section 8(d) hereof. Following such termination of Executive’s employment by Executive with Good Reason, except as set forth in this Section 8(e), Executive shall have no further rights to any compensation or any other benefits under this Agreement. For the avoidance of doubt, Executive’s sole and exclusive remedy upon a termination of employment with Good Reason shall be receipt of the Severance Benefits.

(f)    Termination by Executive without Good Reason. Executive may terminate Executive’s employment without Good Reason by providing the Company thirty (30) days’ written notice of such termination. In the event of a termination of employment by Executive under this Section 8(f), Executive shall be entitled only to the Accrued Obligations. In the event of termination of Executive’s employment under this Section 8(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination without changing the characterization of such termination as a termination by Executive without Good Reason. Following such termination of Executive’s employment by Executive without Good Reason, except as set forth in this Section 8(f), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(g)    Termination due to Non-Renewal of the Term of Employment. In the event that either party terminates this Agreement at or after the Determination Date by a notice of non-renewal as set forth in Section 2 hereof, Executive shall be entitled only to the Accrued Obligations. Following such termination of Executive’s employment due to non-renewal of the Term of Employment, except as set forth in this Section 8(g), Executive shall have no further rights to any compensation or any other benefits under this Agreement.

(h)    Release. Notwithstanding any provision herein to the contrary, the payment of any amount or provision of any benefit pursuant to subsection (d) or (e) of this Section 8 (other than the Accrued Obligations) (collectively, the “Severance Benefits”) shall be conditioned upon Executive’s execution and delivery to the Company of an irrevocable Release of Claims within sixty (60) days following the date of the Executive’s termination of employment hereunder, and non-revocation of the Release of Claims (and the expiration of any revocation period contained in such Release of Claims). If Executive fails to execute and deliver an irrevocable Release of Claims prior to the end of such sixty (60) day period, or timely revokes Executive’s acceptance of such release following its execution, Executive shall not be entitled to any of the Severance Benefits. Further, to the extent that any of the Severance Benefits constitutes “nonqualified deferred compensation” for purposes of Section 409A of the Code, any payment of any amount or provision of any benefit otherwise scheduled to occur prior to the sixtieth (60th) day following the date of Executive’s termination of employment hereunder, but for the condition on executing the Release of Claims as set forth herein, shall not be made until the first regularly scheduled payroll date following such sixtieth (60th) day, after which any remaining Severance Benefits shall thereafter be provided to Executive according to the applicable schedule set forth herein.

Section 9.    Non-Interference Agreement.

As a condition of, and prior to commencement of, Executive’s employment with the Company, Executive shall have executed and delivered to the Company the Non-Interference Agreement.

Section 10.    Representations and Warranties of Executive.

Executive represents and warrants to the Company that—

(a)    Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound;

(b)    Executive has not violated, and in connection with Executive’s employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Executive is or may be bound; and

(c)    in connection with Executive’s employment with the Company, Executive will not use any confidential or proprietary information Executive may have obtained in connection with employment with any prior employer.

Section 11.    Taxes.

The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment, and social insurance taxes, as shall be required by law. Executive acknowledges and represents that the Company has not provided any tax advice to Executive in connection with this Agreement and that Executive has been advised by the Company to seek tax advice from Executive’s own tax advisors regarding this Agreement and payments that may be made to Executive pursuant to this Agreement, including specifically. Without limiting the foregoing, as a result of the grant of Class A Units to Executive, as contemplated herein, Executive acknowledges that upon such grant, he will no longer be treated as an “employee” of the Company for U.S. tax purposes, but instead as “self-employed”. Upon such event, Executive acknowledges and agrees that the Company shall no longer make deductions from payments to Executive for applicable tax withholdings, social security, unemployment, workers’ compensation or disability insurance and Executive shall be solely responsible for the payment of such any amounts in respect of the amounts paid or payable by the Company in connection with this Agreement.

Section 12.    Set Off; Mitigation.

The Company’s obligation to pay Executive the amounts provided and to make the arrangements provided hereunder shall be subject to set-off, counterclaim, or recoupment of amounts owed by Executive to the Company or its affiliates; provided, however, that to the extent any amount so subject to set-off, counterclaim, or recoupment is payable in installments hereunder, such set-off, counterclaim, or recoupment shall not modify the applicable payment date of any installment, and to the extent an obligation cannot be satisfied by reduction of a single installment payment, any portion not satisfied shall remain an outstanding obligation of Executive and shall be applied to the next installment only at such time the installment is otherwise payable pursuant to the specified payment schedule. Executive shall not be required to mitigate the amount of any payment provided pursuant to this Agreement by seeking other employment or otherwise, and except as provided in Section 8(d)(iv) hereof, the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation or benefit earned as a result of Executive’s other employment or otherwise.

Section 13.    Additional Section 409A Provisions.

Notwithstanding any provision in this Agreement to the contrary—

(a)    Any payment otherwise required to be made hereunder to Executive at any date as a result of the termination of Executive’s employment shall be delayed for such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code (the “Delay Period”). On the first business day following the expiration of the Delay Period, Executive shall be paid, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence, and any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule set forth herein.

(b)    Each payment in a series of payments hereunder shall be deemed to be a separate payment for purposes of Section 409A of the Code.

(c)    To the extent that any right to reimbursement of expenses or payment of any benefit in-kind under this Agreement constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code), (i) any such expense reimbursement shall be made by the Company no later than the last day of the taxable year following the taxable year in which such expense was incurred by Executive, (ii) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (iii) the amount of expenses eligible for reimbursement or in-kind benefits provided during any taxable year shall not affect the expenses eligible for reimbursement or in-kind benefits to be provided in any other taxable year; provided, that the foregoing clause shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect.

(d)    While the payments and benefits provided hereunder are intended to be structured in a manner to avoid the implication of any penalty taxes under Section 409A of the Code, in no event whatsoever shall the Company or any of its affiliates be liable for any additional tax, interest, or penalties that may be imposed on Executive as a result of Section

409A of the Code or any damages for failing to comply with Section 409A of the Code (other than for withholding obligations or other obligations applicable to employers, if any, under Section 409A of the Code).

Section 14.    Successors and Assigns; No Third-Party Beneficiaries.

(a)    The Company. This Agreement shall inure to the benefit of the Company and its respective successors and assigns. Neither this Agreement nor any of the rights, obligations, or interests arising hereunder may be assigned by the Company to a Person (other than another member of the Company Group, or its or their respective successors) without Executive’s prior written consent (which shall not be unreasonably withheld, delayed, or conditioned); provided, however, that in the event of a sale of all or substantially all of the assets of the Company, the Company may provide that this Agreement will be assigned to, and assumed by, the acquiror of such assets without Executive’s consent.

(b)    Executive. Executive’s rights and obligations under this Agreement shall not be transferable by Executive by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Executive shall die, all amounts then payable to Executive hereunder shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or if there be no such designee, to Executive’s estate.

(c)    No Third-Party Beneficiaries. Except as otherwise set forth in Section 8(b) or Section 14(b) hereof, nothing expressed or referred to in this Agreement will be construed to give any Person other than the Company, the other members of the Company Group, and Executive any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 15.    Waiver and Amendments.

Any waiver, alteration, amendment, or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

Section 16.    Severability.

If any covenants or such other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction, (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

Section 17.    Governing Law; Waiver of Jury Trial.

THIS AGREEMENT IS GOVERNED BY AND IS TO BE CONSTRUED UNDER THE LAWS OF THE STATE OF TEXAS. EACH PARTY TO THIS AGREEMENT

ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 18.    Notices.

(a)    Place of Delivery. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom or which it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that unless and until some other address is so designated, all notices and communications by Executive to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices and communications by the Company to Executive may be given to Executive personally or may be mailed to Executive at Executive’s last known address, as reflected in the Company’s records.

(b)    Date of Delivery. Any notice so addressed shall be deemed to be given (i) if delivered by hand, on the date of such delivery, (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing, and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

Section 19.    Section Headings.

The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof or affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 20.    Entire Agreement.

This Agreement, together with any exhibits attached hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of Executive. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the subject matter of this Agreement.

Section 21.    Survival of Operative Sections.

Upon any termination of Executive’s employment, the provisions of Section 8 through Section 22 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

Section 22.    Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

*            *             *

[Signatures to appear on the following page.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

Vine Oil & Gas GP LLC

By:	/s/ Eric D. Marsh
Name:	Eric D. Marsh
Title:	President and Chief Executive Officer

Signature Page to Employment Agreement

EXECUTIVE

/s/ Eric D. Marsh
Eric D. Marsh

Signature Page to Employment Agreement

APPENDIX A

Definitions

(a)    “Accrued Obligations” shall mean (i) all accrued but unpaid Base Compensation through the date of termination of Executive’s employment, (ii) any unpaid or unreimbursed expenses incurred in accordance with Section 7 hereof, (iii) any benefits provided under the Company’s employee benefit plans upon a termination of employment, in accordance with the terms contained therein, and (iv) rights with respect to equity of the Company, including the Class A Units of the Company to be granted in accordance Section 4(c) hereof, subject to, and in accordance with, the terms and conditions of the Operating Agreement and, as applicable, the Incentive Plan and any subscription, grant or similar agreement relating to such equity.

(b)    “Advisor Appointment” shall have the meaning set forth in Section 3(b) hereof.

(c)    “Agreement” shall have the meaning set forth in the preamble hereto.

(d)    “Annual Bonus” shall have the meaning set forth in Section 4(b).

(e)    “Base Compensation” shall mean the salary provided for in Section 4(a).

(f)    “Board” shall mean the Board of Directors of the Company.

(g)    “Cause” shall mean (i) Executive’s act(s) of gross negligence or willful misconduct in the course of Executive’s employment hereunder, (ii) willful failure or refusal by Executive to perform in any material respect his duties or responsibilities, (iii) misappropriation (or attempted misappropriation) by Executive of any assets or business opportunities of the Company or any other member of the Company Group, (iv) embezzlement or fraud committed (or attempted) by Executive, or at his direction, (v) Executive’s conviction of, or the plea of guilty or nolo contendere or the equivalent in respect to, any felony or a misdemeanor involving an act of dishonesty, moral turpitude, deceit, or fraud, (vi) Executive’s material breach of this Agreement or the Operating Agreement, or (vii) Executive’s breach of the Non-Interference Agreement.

(h)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(i)    “Company” shall have the meaning set forth in the preamble hereto.

(j)    “Company Group” shall mean, collectively, the Company and its subsidiaries and affiliates, including, Vine Oil & Gas LP.

(k)    “Delay Period” shall have the meaning set forth in Section 13 hereof.

(l)    “Disability” shall mean any physical or mental disability or infirmity of Executive that prevents, or, in the good faith determination of the Company, would be reasonably likely to prevent, the performance of Executive’s duties for a period of (i) one hundred eighty (180) consecutive days or (ii) two hundred seventy (270) non-consecutive days during any twelve (12) month period. Any question as to the existence, extent, or potentiality of Executive’s Disability upon which Executive and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by Executive (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this Agreement.

(m)    “Executive” shall have the meaning set forth in the preamble hereto.

(n)    “Good Reason” shall mean, without Executive’s consent, (i) a material diminution in Executive’s title, duties, or responsibilities as set forth in 0 hereof, (ii) a reduction in Base Compensation set forth in Section 4(a) hereof, (iii) the relocation of Executive’s principal place of employment (as provided in Section 3(c) hereof) more than fifty (50) miles from its current location, or (iv) any other material breach of a provision of this Agreement by the Company (other than a provision that is covered by clause (i), (ii), or (iii) above). Executive acknowledges and agrees that Executive’s exclusive remedy in the event of any breach of this Agreement shall be to assert Good Reason pursuant to the terms and conditions of Section 8(e) hereof. Notwithstanding the foregoing, during the Term of Employment, in the event that the Company reasonably believes that Executive may have engaged in conduct that could constitute Cause hereunder, the Company may, in its sole and absolute discretion, suspend Executive from performing Executive’s duties hereunder, and in no event shall any such suspension constitute an event pursuant to which Executive may terminate employment with Good Reason or otherwise constitute a breach hereunder; provided, that no such suspension shall alter the Company’s obligations under this Agreement during such period of suspension.

(o)    “Incentive Plan” shall mean the Vine Oil & Gas LP Class A Unit Incentive Plan, as may be amended from time to time.

(p)    “Initial Term of Employment” shall mean the period specified in Section 2 hereof.

(q)    “LP Agreement” shall mean the Limited Partnership Agreement of Vine Oil & Gas LP, dated as of May 28, 2014, as may be amended from time to time.

(r)    “Non-Interference Agreement” shall mean the Confidentiality, Non-Interference, and Invention Assignment Agreement attached hereto as Exhibit A.

(s)    “Operating Agreement” shall mean the Company’s Amended and Restated Limited Liability Company Agreement, dated May 28, 2014, as may be amended from time to time.

(t)    “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(u)    “Release of Claims” shall mean a general release of claims in favor of the Company Group delivered to Executive in connection with Executive’s termination of employment in the form attached as Exhibit B hereto.

(v)    “Severance” shall mean (i) if Executive’s date of termination occurs before the first anniversary of the Effective Date, $600,000, (ii) if Executive’s date of termination occurs after the first anniversary of the Effective Date and before the second anniversary of the Effective, it shall mean $600,000 reduced by the amount of Base Compensation paid to Executive after the first anniversary of the Effective Date, and (iii) if the Executive’s date of termination occurs after the second anniversary of the Effective Date, an amount equal to Executive’s then-current Base Compensation.

(w)    “Severance Benefits” shall have the meaning set forth in Section 8(g) hereof.

(x)    “Severance Term” shall mean the 12 month period following Executive’s termination of employment.

(y)     “Term of Employment” shall mean the Initial Term of Employment and the period of any extension thereof in accordance with Section 2 hereof.

EXHIBIT A

CONFIDENTIALITY, NON-INTERFERENCE, AND INVENTION ASSIGNMENT AGREEMENT

This Confidentiality, Non-Interference, and Invention Assignment Agreement (the “Non-Interference Agreement”) is made and entered into as of May 28, 2014, by and among Vine Oil & Gas GP LLC (the “Company”), and me, as a condition of my Employment Agreement (the “Employment Agreement”), dated even herewith, with the Company. In consideration of my continued employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, and the provision of services to the Company and its direct and indirect subsidiaries and affiliates, including Vine Oil & Gas LP (collectively, the “Company Group”), I agree to the terms and conditions of this Non-Interference Agreement:

Section 1.    Confidential Information.

(a)    Company Group Information. I acknowledge that, during the course of my employment with the Company, I will have access to information about the Company Group and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment with the Company and at all times thereafter, to hold in confidence, and not to use, except for the benefit of the Company and the Company Group, or to disclose to any person, firm, corporation, or other entity without written authorization of the Company, any Confidential Information that I obtain or create. I further agree not to make copies of such Confidential Information except as authorized by the Company. I understand that “Confidential Information” means information that the Company Group has or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company Group wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company Group, or to the technical data, trade secrets, or know-how of the Company Group, including, but not limited to, research, product plans, or other information regarding the products or services and markets of the Company Group, customer lists, and customers (including, but not limited to, customers of the Company Group on whom I called or with whom I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, finances, and other business information disclosed by the Company Group either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other property of the Company Group. Notwithstanding the foregoing, Confidential Information shall not include (i) any of the foregoing items that have become publicly and widely known through no unauthorized disclosure by me or others who were under confidentiality obligations as to the item or items involved or (ii) any information that I am required to disclose to, or by, any governmental or judicial authority; provided, however, that in such event I will give the Company prompt written notice thereof so that the Company may seek an appropriate protective order and/or waive in writing compliance with the confidentiality provisions of this Non-Interference Agreement.

(b)    Former Employer Information. I represent that my performance of all of any duties, responsibilities, and activities of employment, and my service as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

Section 2.    Developments.

(a)    Developments Retained and Licensed. I have attached hereto, as Schedule A, a list describing with particularity all developments, original works of authorship, developments, improvements, and trade secrets that were created or owned by me prior to the commencement of my employment (collectively referred to as “Prior Developments”), that belong solely to me or belong to me jointly with another, that relate in any way to any of the proposed businesses, products, or research and development of the Company Group, and that are not assigned to the Company hereunder, or if no such list is attached, I represent that there are no such Prior Developments. If, during any period during which I perform or performed services for the Company or the Company Group both before or after the date hereof (the “Assignment Period”), whether as an officer, employee, director, independent contractor, consultant, or agent, or in any other capacity, I incorporate (or have incorporated) into a Company Group product or process a Prior Development owned by me or in which I have an interest, I hereby grant the Company Group, and the Company Group shall have, a non-exclusive, royalty-free, irrevocable, perpetual, transferable worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell, and otherwise distribute such Prior Development as part of or in connection with such product or process.

(b)    Assignment of Developments. I agree that I will, without additional compensation, promptly make full written disclosure to the Company, and will hold in trust for the sole right and benefit of the Company Group, all developments, original works of authorship, inventions, concepts, know-how, improvements, trade secrets, and similar proprietary rights, whether or not patentable or registrable under copyright or similar laws, which I may (or have previously) solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the Assignment Period, whether or not during regular working hours, provided they either (i) relate at the time of conception or reduction to practice of the invention to the business of the Company Group, or actual or demonstrably anticipated research or development of the Company Group; (ii) result from or relate to any work performed for the Company Group; or (iii) are developed through the use of equipment, supplies, or facilities of the Company Group, or any Confidential Information, or in consultation with personnel of the Company Group (collectively referred to as “Developments”). I further acknowledge that all Developments made by me (solely or jointly with others) within the scope of and during the Assignment Period are “works made for hire” (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign to the Company Group, or its designee, all my right, title, and interest throughout the world in and to any such Development.

(c)    Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, or any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy, which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the business of the Company Group.

(d)    Intellectual Property Rights. I agree to assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company Group in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, and other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments that the Company shall deem necessary in order to apply for, obtain, maintain, and transfer such rights and in order to assign and convey to the Company Group the sole and exclusive right, title, and interest in and to such Developments, and any intellectual property and other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company Group as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and in my behalf and stead to execute and file any such applications or records and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance, and transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company Group any and all claims, of any nature whatsoever, that I now or hereafter have for past, present, or future infringement of any and all proprietary rights assigned to the Company Group.

Section 3.    Returning Company Group Documents.

I agree that, at the time of termination of my employment with the Company for any reason, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company Group. I agree further that any property situated on the Company’s premises and owned by the Company, including storage media, filing cabinets, and other work areas, is subject to inspection by personnel of the Company at any time with or without notice.

Section 4.    Disclosure of Agreement.

As long as it remains in effect, I will disclose the existence of this Non-Interference Agreement to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.

Section 5.    Restrictions on Interfering. I acknowledge and agree that the covenants contained in this Section 5 are in addition to, and not in lieu of, any similar restrictions that may exist in the Operating Agreement (as defined in the Employment Agreement), and to the extent I am a party to such Operating Agreement, the Company may elect to enforce the covenants contained therein without limiting the Company’s rights to enforce the covenants contained herein.

(a)    Non-Competition. During the period of my employment with the Company (the “Employment Period”) and the Post-Termination Restricted Period, I shall not, directly or indirectly, individually or on behalf of any person, company, enterprise, or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, or executive, or in any other capacity or relationship, engage in any Competitive Activities within any jurisdiction in which, at the time of my termination of employment, the Company Group is actively engaged in the Partnership Business or has demonstrable plans, that are, or reasonably should be, known to me, to commence business activities, or participate in or make any investment in any investment which has been consummated or is being pursued or contemplated by the Company Group. Notwithstanding anything to the contrary herein, this Section 22(y) Section 5(a) shall not apply following a No-Fault Termination; provided that during the six-month period following a No-Fault Termination , I shall not, directly or indirectly, individually or on behalf of any person, company, enterprise, or entity, or as a sole proprietor, partner, stockholder, director, officer, principal, agent, or executive, or in any other capacity or relationship, engage in, participate in, or make any investment in or with respect to, or provide services with respect to, any Qualifying Transaction.

(b)    Non-Interference. During the Employment Period and the Post-Termination Restricted Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities.

(c)    Definitions. For purposes of this agreement:

(i)    “Business Relation” shall mean any current or prospective client, customer, licensee, supplier, or other business relation of the Company Group, or any such relation that was a client, customer, licensee or other business relation within the prior twelve (12) month period, in each case, with whom I transacted business or whose identity became known to me in connection with my relationship with the Company Group, or employment by the Company.

(ii)    “Competitive Activities” shall mean any business activities related to the Partnership Business, as defined in the Limited Partnership Agreement of Vine Oil & Gas LP, dated as of May 28, 2014, as may be amended from time to time.

(iii)    “Interfering Activities” shall mean (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting services to, the Company to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company; (B) hiring any individual who was employed by the Company within the six (6) month period prior to the date of such hiring; or (C) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group.

(iv)    “No-Fault Termination” shall mean a termination of employment after a non-renewal of the Employment Agreement by the Company at or after the Determination Date in accordance with Section 2 of the Employment Agreement.

(v)    “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(vi)    “Post-Termination Restricted Period” shall mean the period commencing on the date of the termination of the Employment Period for any reason and ending on the twelve (12) month anniversary of such date of termination.

(vii)    “Qualifying Transaction” shall mean any potential acquisition that I know, or reasonably should have known, had been reviewed or considered by any member of the Company Group within six (6) months before the No-Fault Termination.

(d)    Non-Disparagement. I agree that during the Employment Period, and at all times thereafter, I will not make any disparaging or defamatory comments regarding the Company Group or their current or former directors, officers, members, partners or employees in any respect or make any comments concerning any aspect of my relationship with the Company Group or any conduct or events which precipitated any termination of my employment from the Company. The Company Group agrees that it shall make no public disparaging or defamatory comments regarding me during the Employment Period, and at all times thereafter. However, my obligations and the obligations of the Company Group, in each case, under this subparagraph (d) shall not apply to disclosures required by applicable law, regulation, or order of a court or governmental agency.

Section 6.    Reasonableness of Restrictions.

I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s and Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with the Company. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Non-Interference Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I further acknowledge that the restrictions and limitations set forth in this agreement will not materially interfere with my ability to earn a living following the termination of my employment with the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.

Section 7.    Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Non-Interference Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company or other members of the Company Group at law or in equity. If any of the provisions of this agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Non-Interference Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, I agree that the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable.

Section 8.    Injunctive Relief.

I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Non-Interference Agreement may result in substantial, continuing, and irreparable injury to the members of the Company. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Non-Interference Agreement without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach. Notwithstanding any other provision to the contrary, I acknowledge and agree that the Post-Termination Restricted Period shall be tolled during any period of violation of any of the covenants in paragraph 5 hereof and during any other period required for litigation during which the Company seeks to enforce such covenants against me if it is ultimately determined that I was in breach of such covenants.

Section 9.    Cooperation.

I agree that, for a period of eighteen months following any termination of my employment, I will continue to provide reasonable cooperation to the Company and/or other member of the Company Group and its or their respective counsel in connection with any investigation, administrative proceeding, or litigation relating to any matter that occurred during my employment in which I was involved or of which I have knowledge. As a condition of such cooperation, the Company shall reimburse me for reasonable out-of-pocket expenses incurred at the request of the Company with respect to my compliance with this paragraph and shall pay me a daily consulting fee of $200 per hour. I also agree that, in the event I am subpoenaed by any person or entity (including, but not limited to, any government agency) to give testimony or provide documents (in a deposition, court proceeding, or otherwise), that in any way relates to my employment by the Company, I will give prompt notice of such request to the Company and, to the extent permitted by applicable law, will make no disclosure until the Company has had a reasonable opportunity to contest the right of the requesting person or entity to such disclosure.

Section 10.    General Provisions.

(a)    Governing Law; Waiver of Jury Trial. THE VALIDITY, INTERPRETATION, CONSTRUCTION, AND PERFORMANCE OF THIS NON-INTERFERENCE AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTION OF THIS NON-INTERFERENCE AGREEMENT, I HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS NON-INTERFERENCE AGREEMENT.

(b)    Entire Agreement. Except as set forth in the Operating Agreement, this Non-Interference Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Non-Interference Agreement, nor any waiver of any rights under this Non-Interference Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Non-Interference Agreement.

(c)    No Right of Continued Employment. I acknowledge and agree that nothing contained herein shall be construed as granting me any right to continued employment by the Company, and the right of the Company to terminate my employment at any time and for any reason, with or without Cause (as defined in the Employment Agreement), is specifically reserved.

(d)    Successors and Assigns. This Non-Interference Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company and its successors and assigns. I expressly acknowledge and agree that this Non-Interference Agreement may be assigned without my consent to any other member of the Company Group as well as any purchaser of all or substantially all of the assets of the Company.

(e)    Survival. The provisions of this Non-Interference Agreement shall survive the termination of my employment with the Company and/or the assignment of this Non-Interference Agreement by the Company to any successor in interest or other assignee.

*            *             *

IN WITNESS WHEREOF, the undersigned have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement as of the date first above written.

Vine Oil & Gas GP LLC

By:
Name:	Eric D. Marsh
Title:	President and Chief Executive Officer

Signature Page to Confidentiality, Non-Interference, and

Invention Assignment Agreement

EXECUTIVE

Eric Marsh

Signature Page to Confidentiality, Non-Interference, and

Invention Assignment Agreement

EXHIBIT B

GENERAL RELEASE

I, Eric Marsh, in consideration of and subject to the performance by Vine Oil & Gas GP LLC (together with its subsidiaries, the “Company”), of its obligations under the Employment Agreement dated as of May 28, 2014 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.    I understand that any payments or benefits paid or granted to me under Section 8 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive certain of the payments and benefits specified in Section 8 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2.    Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns may have, including, without limitation, claims which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.    I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.    I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.    I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Benefits or any severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates.

6.    In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

7.    I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.    I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

9.    I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.    Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from (i) making any disclosure of information required by law, including providing truthful testimony if required to do so by court order or legal process, (ii) cooperating, participating or assisting in any investigation or proceeding brought by any federal, state or local regulatory enforcement agency or legislative body, or any self-regulatory organization to the extent required by law, or (iii) responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.

11.    I hereby acknowledge that Sections 8 through 22 of the Agreement shall survive my execution of this General Release.

12.    I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

13.    Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14.    This General Release may not be changed orally and no modification, amendment or waiver of any provision contained in this General Release, or any future representation, promise or condition in connection with the subject matter of this General Release shall be binding upon me unless made in writing signed by both parties.

15.    Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.	I HAVE READ IT CAREFULLY;

2.

I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.	I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.	I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.

I HAVE HAD AT LEAST [21][45] DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED [21][45]-DAY PERIOD;

6.	I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.	I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.	I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:	DATED:

SCHEDULE A

LIST OF PRIOR DEVELOPMENTS

AND ORIGINAL WORKS OF AUTHORSHIP

EXCLUDED FROM SECTION 2

Title	Date	Identifying Number or Brief Description
None.